NEW PERSPECTIVE FUND, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

New Perspective Fund, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 400,000,000 shares of Common Stock (par value $1.00 per share).

SECOND: The Corporation is registered as an open-end investment company under the Investment Act of 1940.

THIRD:     (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 200,000,000 shares of Common Stock (par value $1.00 per share).

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 400,000,000 shares of Common Stock (par value $1.00 per share).

(c) The aggregate par value of all shares having a par value is $200,000,000 before the increase and $400,000,000 as increased.

IN WITNESS WHEREOF, New Perspective Fund, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President of the Board and its corporate seal to be hereto affixed and attested by its Secretary on this 7th day of June, 1991.

NEW PERSPECTIVE FUND, INC.

By /s/ Vincent P. Corti	By /s/ William R. Grimsley
Vincent P. Corti	William R. Grimsley
Secretary	Vice President

THE UNDERSIGNED, Vice President of the Board of New Perspective Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Date: 6-10-91	By: /s/ William R. Grimsley
William R. Grimsley
Vice President

NEW PERSPECTIVE FUND, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

New Perspective Fund, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 600,000,000 shares of Common Stock (par value $1.00 per share).

SECOND: The Corporation is registered as an open-end investment company under the Investment Act of 1940.

THIRD:     (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 400,000,000 shares of Common Stock (par value $1.00 per share).

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 600,000,000 shares of Common Stock (par value $1.00 per share).

(c) The aggregate par value of all shares having a par value is $400,000,000 before the increase and $600,000,000 as increased.

IN WITNESS WHEREOF, New Perspective Fund, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President of the Board and its corporate seal to be hereto affixed and attested by its Secretary on this 14th day of March, 1994.

NEW PERSPECTIVE FUND, INC.

By /s/ Vincent P. Corti	By /s/ Thomas E. Terry
Vincent P. Corti	Thomas E. Terry
Secretary	Vice President

THE UNDERSIGNED, Vice President of the Board of New Perspective Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Date: 3-14-94	By: /s/ Thomas E. Terry
Thomas E. Terry
Vice President

NEW PERSPECTIVE FUND, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

New Perspective Fund, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 1,000,000,000 shares of Common Stock (par value $1.00 per share).

SECOND: The Corporation is registered as an open-end investment company under the Investment Act of 1940.

THIRD:     (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 600,000,000 shares of Common Stock (par value $1.00 per share).

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock (par value $1.00 per share).

(c) The aggregate par value of all shares having a par value is $600,000,000 before the increase and $1,000,000,000 as increased.

IN WITNESS WHEREOF, New Perspective Fund, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President of the Board and its corporate seal to be hereto affixed and attested by its Secretary on this 8th day of March, 1996.

NEW PERSPECTIVE FUND, INC.

By /s/ Vincent P. Corti	By /s/ Catherine M. Ward
Vincent P. Corti	Catherine M. Ward
Secretary	Vice President

THE UNDERSIGNED, Vice President of the Board of New Perspective Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Date: 3/8/96	By: /s/ Catherine M. Ward
Catherine M. Ward
Vice President

NEW PERSPECTIVE FUND, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

New Perspective Fund, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 1,100,000,000 shares of Common Stock (par value $1.00 per share).

SECOND: The Corporation is registered as an open-end investment company under the Investment Act of 1940.

THIRD:     (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock (par value $1.00 per share).

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,100,000,000 shares of Common Stock (par value $1.00 per share).

(c) The aggregate par value of all shares having a par value is $1,000,000,000 before the increase and $1,100,000,000 as increased.

IN WITNESS WHEREOF, New Perspective Fund, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President of the Board and its corporate seal to be hereto affixed and attested by its Secretary on this 30th day of November, 1999.

NEW PERSPECTIVE FUND, INC.

By /s/ Vincent P. Corti	By /s/ Darcy B. Kopcho
Vincent P. Corti	Darcy B. Kopcho
Secretary	Senior Vice President

THE UNDERSIGNED, Vice President of the Board of New Perspective Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Date: Nov. 30, 1999	By: /s/ Darcy B. Kopcho
Darcy B. Kopcho
Senior Vice President